Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-222453) on Form S-3 and related Prospectus of Sientra, Inc. of our report dated March 16, 2017, relating to the consolidated financial statements of Miramar Labs, Inc., appearing in the Current Report on Form 8-K/A filed by Sientra, Inc. on October 6, 2017.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP

San Jose, California
April 30, 2018